FOR IMMEDIATE RELEASE	For More Information Contact:
Mark A. Roberts
Executive VP & CFO
(413) 787-1700

UNITED FINANCIAL BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS AND DECLARES QUARTERLY CASH DIVIDEND

WEST SPRINGFIELD, MA—October 20, 2006—United Financial Bancorp, Inc. (the “Company”) (NASDAQ:UBNK), the holding company for United Bank (the “Bank”), reported net income of $1.5 million, or $0.09 per diluted share, for the third quarter of 2006 compared to a loss of $173,000 for the same period in 2005. The Company earned $4.2 million, or $0.25 per diluted share, for the nine months ended September 30, 2006 compared to $2.8 million for the 2005 period. Earnings per share data is not applicable to the 2005 periods since the Company’s initial public offering was consummated in July 2005. The 2006 results were largely influenced by growth in average earning assets, net interest margin contraction and an increase in non-interest expenses. The net loss in the third quarter of 2005 included the impact of a $3.6 million contribution to establish the United Charitable Foundation and the related tax benefit of $1.4 million.

The Company also announced a quarterly cash dividend of $0.05 per share payable on November 21, 2006 to shareholders of record as of November 7, 2006. After giving effect to the waiver of receipt of dividends paid on shares owned by United Mutual Holding Company, the Company’s mutual holding company, the dividend payout ratio will be approximately 26% of the third quarter 2006 earnings.

"Despite a challenging interest rate environment, a very competitive local market and loan and deposit pricing pressures, we were able to report solid third quarter results,” commented Richard B. Collins, President and Chief Executive Officer. “During the quarter we continued to implement strategies to grow our market share, improve our financial performance and enhance shareholder value.”

Financial Highlights Include:

•	Gross loans increased $96.4 million, or 15.1%, to $732.2 million at September 30, 2006 compared to $635.8 million at December 31, 2005. Loan growth was solid in all categories reflecting a sound local economy, a stable real estate market and successful business development efforts.

•	Asset quality remained strong, with the ratio of non-performing loans to total loans equal to 0.27% at September 30, 2006 and December 31, 2005.

•	At September 30, 2006, the allowance for loan losses to total loans was 0.94% and the allowance for loan losses to non-performing loans was 342%.

•
Total deposits increased $39.0 million, or 6.0%, to $692.6 million at September 30, 2006 compared to $653.6 at December 31, 2005. Deposit growth was concentrated in transaction accounts (4.7%), money market accounts (6.7%) and certificates of deposit (14.4%).

•
Net interest income declined $266,000, or 3.7%, to $6.9 million for the three months ended September 30, 2006 compared to $7.2 million for the same period last year. Net interest margin contracted 23 basis points to 2.96% for the third quarter of 2006 in large part due to the flat to inverted yield curve, increasingly competitive pricing conditions for loans and deposits, a shift in deposit demand towards higher-yielding money market and time deposit accounts and the impact of increased short-term market interest rates on the cost to fund earning assets. The impact of net interest margin compression was lessened by an increase of $68.2 million, or 7.8%, in average earning assets mainly due to strong loan growth.

•
Total non-interest income for the third quarter of 2006 included a loss of $218,000 from sales of lower-yielding available for sale securities. Exclusive of this loss, non-interest income expanded $188,000, or 14.2%, compared to the same period last year reflecting strong growth in fee income.

•
Exclusive of the $3.6 million contribution to fund the United Charitable Foundation in the third quarter of 2005, non-interest expenses increased $545,000, or 10.8% to $5.6 million for the three months ended September 30, 2006. This increase is primarily attributable to costs associated with a new branch opened in 2006, expanded marketing efforts, a larger loan and deposit account base, new employees hired to support and facilitate the growth of the Company, the Company’s Employee Stock Ownership and Stock Based Incentive Plans and annual wage adjustments.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK. United Bank provides an array of financial products and services through its 12 branch offices located throughout Western Massachusetts. Through its Financial Services Group and its partnership with NFP Securities, Inc., the Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information, please visit www.bankatunited.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION (unaudited)
(Dollars in thousands, except per share amounts)

	September 30,	December 31,	September 30,
Assets	2006	2005	2005

Cash and cash equivalents	$20,134	$15,843	$22,822
Securities available for sale, at fair value	196,127	226,465	232,479
Securities to be held to maturity, at amortized cost (fair value:
$3,274 at September 30, 2006, $3,298 at December 31, 2005
and $3,371 at September 30, 2005)	3,293	3,325	3,378
Federal Home Loan Bank of Boston stock, at cost	8,740	6,588	6,588

Loans:
Residential mortgages	306,796	285,236	277,127
Commercial mortgages	171,136	150,099	140,927
Construction loans	46,970	28,872	33,239
Commercial loans	67,495	59,591	57,005
Home equity loans	109,154	86,045	84,082
Consumer loans	30,620	25,949	23,345
Total loans	732,171	635,792	615,725

Net deferred loan costs and fees	1,274	1,148	1,075
Allowance for loan losses	(6,880)	(6,382)	(6,470)
Loans, net	726,565	630,558	610,330

Other real estate owned	562	1,602	-
Premises and equipment, net	8,556	8,236	8,165
Bank-owned life insurance	6,259	6,031	5,948
Other assets	10,458	7,865	8,396

Total assets	$980,694	$906,513	$898,106

Liabilities and Stockholders' Equity

Deposits:
Demand	$97,341	$93,301	$95,082
NOW	42,103	39,922	43,062
Savings	69,523	87,253	92,264
Money market	164,519	154,177	145,601
Certificates of deposit	319,135	278,958	272,223
Total deposits	692,621	653,611	648,232

Federal Home Loan Bank of Boston advances	137,412	101,880	103,492
Repurchase agreements	5,920	8,434	5,019
Escrow funds held for borrowers	1,324	1,129	1,149
Accrued expenses and other liabilities	7,093	4,454	4,388
Total liabilities	844,370	769,508	762,280

Stockholders' Equity:
Preferred stock ($.01 par value; 5,000,000 shares
authorized; no shares issued and outstanding)	-	-	-
Common stock ($.01 par value; 60,000,000 shares authorized;
shares issued and outstanding: 17,153,995 at September 30, 2006;
17,205,995 at December 31, 2005 and September 30, 2005)	172	172	172
Additional paid-in capital	78,491	78,446	78,409
Retained earnings	70,073	66,944	65,367
Unearned compensation	(9,459)	(6,092)	(6,252)
Accumulated other comprehensive loss	(2,284)	(2,465)	(1,870)
Treasury stock, at cost (52,000 shares at September 30, 2006)	(669)	-	-
Total stockholders' equity	136,324	137,005	135,826

Total liabilities and stockholders' equity	$980,694	$906,513	$898,106

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS (unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Interest and dividend income:
Loans	$11,043	$8,868	$30,719	$25,268
Investments	2,195	2,266	6,761	5,653
Other interest-earning assets	256	323	786	579
Total interest and dividend income	13,494	11,457	38,266	31,500

Interest expense:
Deposits	4,885	3,171	13,590	8,653
Borrowings	1,665	1,076	4,059	2,784
Total interest expense	6,550	4,247	17,649	11,437

Net interest income before provision for loan losses	6,944	7,210	20,617	20,063

Provision for loan losses	165	275	627	825

Net interest income after provision for loan losses	6,779	6,935	19,990	19,238

Non-interest income:
(Gain) loss on sales of available for sale securities	(218)	3	(218)	3
Fee income on depositors’ accounts	1,146	1,006	3,128	2,751
Income from bank-owned life insurance	73	81	227	243
Other income	293	234	856	717
Total non-interest income	1,294	1,324	3,993	3,714

Non-interest expense:
Salaries and benefits	3,014	2,895	9,173	8,129
Occupancy expenses	455	349	1,268	1,088
Marketing expenses	329	239	1,093	919
Data processing expenses	622	571	1,813	1,800
Contributions and sponsorships	16	3,636	133	3,746
Professional fees	223	189	702	407
Other expenses	920	746	3,010	2,298
Total non-interest expense	5,579	8,625	17,192	18,387

Income (loss) before income taxes	2,494	(366)	6,791	4,565

Income tax expense (benefit)	981	(193)	2,633	1,772

NET INCOME (LOSS)	$1,513	$(173)	$4,158	$2,793

Earnings per share:
Basic	$0.09	NA	$0.25	NA
Diluted	$0.09	NA	$0.25	NA

Weighted average shares outstanding:
Basic	16,382	NA	16,529	NA
Diluted	16,396	NA	16,534	NA

NA - Not applicable

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
SELECTED DATA AND RATIOS (unaudited)
(Dollars in thousands, except per share amounts)

	At or For The Quarters Ended

	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30
	2006	2006	2006	2005	2005 (1)

Operating Results:
Net interest income	$6,944	$6,765	$6,908	$6,964	$7,207
Loan loss provision	165	300	162	92	275
Non-interest income	1,294	1,441	1,258	1,306	1,327
Non-interest expenses	5,580	5,836	5,776	5,725	8,625
Net income	1,513	1,290	1,355	1,576	(172)

Performance Ratios (annualized):
Return on average assets	0.62%	0.55%	0.59%	0.70%	-0.08%
Return on average equity	4.44%	3.75%	3.93%	4.62%	-0.54%
Net interest margin	2.96%	2.96%	3.10%	3.19%	3.34%
Non-interest income to average total assets	0.53%	0.61%	0.55%	0.58%	0.58%
Non-interest expense to average total assets	2.30%	2.47%	2.51%	2.53%	3.79%
Efficiency ratio	65.99%	71.12%	70.73%	69.23%	101.07%

Per Share Data:
Diluted earnings per share	$0.09	$0.08	$0.08	$0.10	NA
Book value per share (2)	$7.95	$8.00	$7.98	$7.96	$7.89
Market price at period end	$12.93	$13.31	$12.03	$11.53	$11.11

Risk Profile
Non-performing assets as a percent of total assets	0.26%	0.28%	0.18%	0.37%	0.29%
Non-performing loans as a percent of total loans, gross	0.27%	0.33%	0.26%	0.27%	0.43%
Allowance for loan losses as a percent of total loans, gross	0.94%	0.98%	1.02%	1.00%	1.05%
Allowance for loan losses as a percent of non-performing loans	341.78%	294.82%	390.18%	371.91%	246.29%
Equity as a percentage of assets	13.90%	14.31%	14.49%	15.11%	15.12%

Average Balances
Loans	$714,917	$669,408	$640,832	$626,556	$606,046
Securities	211,101	220,844	227,373	232,469	234,722
Total assets	969,962	945,262	921,155	903,971	909,731
Deposits	683,616	686,703	658,530	653,497	643,912
FHLB advances	134,833	111,316	112,641	102,010	103,722
Capital	136,279	137,640	137,768	136,415	127,974

Average Yields/Rates (annualized)
Loans	6.18%	6.02%	5.99%	5.92%	5.85%
Securities	4.16%	4.10%	4.06%	3.99%	3.86%
Total interest earning assets	5.74%	5.52%	5.46%	5.37%	5.26%

Savings accounts	0.84%	0.83%	0.82%	0.84%	0.69%
Money market/NOW accounts	2.64%	2.61%	2.45%	2.20%	1.90%
Certificates of deposit	4.27%	4.07%	3.71%	3.43%	3.12%
FHLB advances	4.69%	4.03%	3.97%	4.15%	3.91%
Total interest-bearing liabilities	3.56%	3.30%	3.05%	2.83%	2.56%

(1) Includes contribution of $3.6 million to fund United Charitable Foundation and the related tax benefit of $1.4 million, where applicable.
(2) Based upon 17,153,995 shares outstanding at September 30, 2006 and 17,205,995 shares outstanding for all other periods presented.

NA - Not applicable